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                                                                       EXHIBIT 5


             [The Williams Companies, Inc. Letterhead Appears Here]


                                January 12, 2001


Williams Communications Group, Inc.
One Williams Center
Tulsa, Oklahoma 74172

         Re:      Williams Communications Group, Inc.
                  Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

         I am General Counsel of The Williams Companies, Inc., the parent company of Williams Communications Group, Inc., a Delaware corporation (the "Company"), and I, or attorneys responsible to me, have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $2,000,000,000 aggregate offering price of (i) shares of the Company's common stock, which may be either Class A common stock, par value $.01 per share, or Class B common stock, par value $.01 per share (collectively, the "Common Stock"), (ii) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"),
(iii) depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock (the "Depositary Shares"), (iv) debt securities of the Company, which may be either senior debt securities, subordinated debt securities, or senior subordinated debt securities (collectively, the "Debt Securities"), (v) warrants representing rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities of the Company ("Warrants"), (vi) stock purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified number of shares of the Company's Common Stock or Preferred Stock ("Stock Purchase Contracts"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities or debt obligations of third parties securing the holders' obligations to purchase the Company's Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units"), and (vii) subscription rights to purchase the Company's Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants ("Subscription Rights" and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units, the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

         In reaching the conclusions expressed in this opinion, I or persons responsible to me, have examined (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company, (ii) the Registration Statement, and (iii) the form of Indenture relating to the Debt


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Williams Communications Group, Inc.
January 12, 2001
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Securities filed as an exhibit to the Registration Statement (the "Indenture").
In addition, I or persons responsible to me have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and
(c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that:

         1. The shares of Common Stock proposed to be sold by the Company, when
(i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

         2. The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Certificate of Designation relating to the Preferred Stock (a "Certificate"), and the filing of the Certificate with the Secretary of State of the State of Delaware, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Preferred Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

         3. The Depositary Shares proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Depositary Shares, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (ii) a depositary agreement relating to the Depositary Shares and the related depositary receipts (the "Depositary Agreement") has been duly executed and delivered by the Company and the depositary appointed by the Company (the "Depositary"), (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with the Depositary, and (iv) receipts representing Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable Depositary Agreement upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

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Williams Communications Group, Inc.
January 12, 2001
Page 3


         4. The Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered, (iv) the terms of the Debt Securities have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the Debt Securities, and (v) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         5. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company,
(iii) the Warrants or certificates representing the Warrants have been duly executed and countersigned in accordance with the applicable warrant agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         6. The Stock Purchase Contracts, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Stock Purchase Contracts, (ii) a purchase contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized and validly executed and delivered, and (iii) the Stock Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         7. The Stock Purchase Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Stock Purchase Contracts comprising a part of the Stock Purchase Units, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units has been duly authorized and validly executed and delivered, (iii) the terms of the collateral arrangements relating to the Stock Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and
(iv) the Stock Purchase Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

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Williams Communications Group, Inc.
January 12, 2001
Page 4


         8. The Subscription Rights, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Subscription Rights, (ii) the applicable subscription rights agreement relating to the Subscription Rights has been duly authorized and validly executed and delivered by the Company and the subscription rights agent appointed by the Company, (iii) the Subscription Rights or subscription rights certificates representing the Subscription Rights have been duly executed and countersigned in accordance with the applicable subscription rights agreement, and (iv) the Subscription Rights or subscription rights certificates are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         My opinions set forth in paragraphs 4 through 8 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         I am a member of the bars of the States of Oklahoma and New York, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the State of Oklahoma, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, insofar as such laws are applicable.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and related prospectus filed with the Securities and Exchange Commission and to the reference to me under the caption "Legal Matters" therein. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to changes of fact or law coming to my attention after the date hereof.

                                        Sincerely,


                                        /s/ William G. von Glahn
                                        --------------------------------------
                                        William G. von Glahn
                                        General Counsel of
                                        The Williams Companies, Inc.